Exhibit 99.1
For more information, contact:
Tom Miller
Chief Financial Officer
(818) 444-2325
tmiller@ixiacom.com
Ixia Announces 2007 Fourth Quarter and Full Year Results;
Reports Record Bookings for the Fourth Quarter of 2007
CALABASAS, CA— February 7, 2008— Ixia (Nasdaq: XXIA) today reported its financial results for the fourth quarter and year ended December 31, 2007.
Total revenues for the fourth quarter of 2007 were $46.4 million, which compares to $47.4 million in the fourth quarter of 2006. Fourth quarter 2007 revenues do not include any amounts from the reversal of deferred revenue related to the cessation of implied post contract customer support (“PCS”) obligations. Fourth quarter 2006 revenues include approximately $7.1 million from the reversal of deferred revenue related to the cessation of implied PCS obligations. Net income on a GAAP basis for the fourth quarter of 2007 was $4.4 million, or $0.06 per diluted share, compared to net income of $4.5 million, or $0.07 per diluted share, for the fourth quarter of 2006.
Total revenues for the full year of 2007 were $174.1 million, which compares to $180.1 million for the full year of 2006. Full year 2007 revenues do not include any amounts from the reversal of deferred revenue related to the cessation of implied post contract customer support (“PCS”) obligations. Full year 2006 revenues include approximately $25.9 million from the reversal of deferred revenue related to the cessation of implied PCS obligations. Net income on a GAAP basis for the full year of 2007 was $7.0 million, or $0.10 per diluted share, compared to net income of $13.5 million, or $0.20 per diluted share, for the full year of 2006.

Ixia’s 2007 fourth quarter GAAP results include non-cash charges of $3.3 million related to stock-based compensation, $1.6 million for the amortization of acquired intangible assets and a net tax benefit of $1.6 million related to these items. Excluding the effects of these items, non-GAAP net income for the fourth quarter of 2007 was $7.7 million, or $0.11 per diluted share, compared to $8.9 million, or $0.13 per diluted share, for the comparable period in 2006. Fourth quarter 2006 non-GAAP results exclude non-cash charges of $3.8 million related to stock-based compensation, $1.7 million for the amortization of acquired intangible assets, and a net tax benefit of $1.1 million related to these items.
Ixia’s full year 2007 GAAP results include non-cash charges of $13.0 million related to stock-based compensation, $7.1 million for the amortization of acquired intangible assets, a $3.3 million impairment charge and a net tax benefit of $8.2 million related to these items. Excluding the effects of these items, non-GAAP net income for the full year of 2007 was $22.2 million, or $0.32 per diluted share, compared to $31.6 million, or $0.46 per diluted share, for the comparable period in 2006. Full year 2006 non-GAAP results exclude non-cash charges of $18.0 million related to stock-based compensation, $6.5 million for the amortization of acquired intangible assets and a net tax benefit of $6.3 million related to these items.
“We are very pleased with our fourth quarter results,” commented Errol Ginsberg, Chairman and Chief Executive Officer of Ixia. “Overall bookings as well as non-Cisco bookings were both at record levels, as our efforts to diversify our customer base continue to show good progress. Our business generated strong cash flows from operations and we continued to buy back shares under our previously announced stock repurchase program. We also significantly strengthened our management team with the addition of three new Vice Presidents in the areas of World Wide Sales, Operations and Marketing. Our executive team is now well positioned to lead the Company in its next phase of growth.”

“Our strong momentum during the second half of 2007 demonstrates that we are making good progress in areas that are important for our future growth,” added Atul Bhatnagar, Ixia’s President and Chief Operating Officer. “In the fourth quarter, revenues from software remained strong, led by a record quarter for IxLoad, our Layer 4 to 7 testing application, which is used to test advanced services like IPTV and VoIP. 10 Gigabit Ethernet traffic generation cards also achieved record revenues, as development and deployments of 10 Gigabit Ethernet solutions continue to increase. From a customer perspective, our carrier business was a record for the second quarter in a row, generating 22% of total revenues in the fourth quarter. Internationally, we saw strong demand in EMEA and Canada. These positive business trends make us optimistic as we look forward to 2008.”
Under the $50 million share repurchase program announced in mid-August, during the fourth quarter, Ixia repurchased approximately 784,000 shares of its common stock at an average purchase price of $10.13 per share, or a total of approximately $7.9 million. Since the inception of the share repurchase program Ixia has repurchased approximately 919,000 shares of its common stock at an average purchase price of $10.00 per share, or a total of approximately $9.2 million.
As of December 31, 2007, Ixia had cash, cash equivalents and investments of $248.5 million and no debt.
Ixia will host a conference call today for analysts and investors to discuss its 2007 fourth quarter and full year results at 5:00 p.m. Eastern Time. Open to the public, a live Web cast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s Web site (www.ixiacom.com). Following the live Web cast, an archived version will be available in the “Investors” section on the Ixia Web site for 90 days.

Non-GAAP Information
To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (e.g., non-GAAP cost of revenues, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income tax expense, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain non-cash expenses such as the amortization or impairment of acquisition-related intangible assets and stock-based compensation, as well as the related income tax effects of such items. The amortization or impairment of acquisition-related intangible assets and stock-based compensation represent non-cash charges that may be difficult to estimate from period to period and that are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding certain non-cash charges, as well as the related income tax effects, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in this press release.
About Ixia
We are a leading provider of performance test systems for IP-based infrastructure and services. Our test systems are used by network and telephony equipment manufacturers, semiconductor manufacturers, service providers, governments and enterprises to validate the performance and reliability of complex IP networks, devices and applications. Our triple-play test systems address the growing need to test voice, video, and data services and network capability under real-world conditions.
For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302; (818) 871-1800, Fax: (818) 871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com.
Ixia, the Ixia four petal logo and IxLoad are trademarks and/or registered trademarks of Ixia. Other trademarks are the property of their respective owners.

Safe Harbor Under the Private Securities Litigation Reform Act of 1995:
Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding possible future revenues, growth and profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as “may,” “will,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include those identified in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

IXIA
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2007	2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$188,892	$64,644
Short-term investments in marketable securities	19,344	152,703
Accounts receivable, net	32,405	36,221
Inventories	12,731	11,604
Deferred income taxes	7,424	6,382
Prepaid expenses and other current assets	3,385	4,182

Total current assets	264,181	275,736

Investments in marketable securities	40,264	4,354
Property and equipment, net	21,433	22,044
Deferred income taxes	11,732	9,486
Intangible assets, net	14,147	20,224
Goodwill	16,728	16,728
Other assets	955	487

Total assets	$369,440	$349,059

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,474	$2,195
Accrued expenses	19,440	15,873
Deferred revenues	18,748	17,346
Income taxes payable	1,304	5,154

Total current liabilities	41,966	40,568

Deferred revenues	7,167	7,202
Other liabilities	3,807	500

Total liabilities	52,940	48,270

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at December 31, 2007 and December 31, 2006; 68,171 and 67,351 shares issued and outstanding as of December 31, 2007 and December 31, 2006, respectively	132,092	132,413
Additional paid-in capital	98,157	86,305
Retained earnings	89,077	82,071
Accumulated other comprehensive loss	(2,826)	—

Total shareholders’ equity	316,500	300,789

Total liabilities and shareholders’ equity	$369,440	$349,059

IXIA
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues:
Products	$39,400	$41,049	$148,226	$155,388
Services	6,985	6,318	25,895	24,744

Total revenues	46,385	47,367	174,121	180,132

Costs and operating expenses:(1)
Cost of revenues — products	7,967	7,654	32,724	29,437
Cost of revenues — amortization of purchased technology	1,220	1,256	5,196	4,705
Cost of revenues — services	945	958	3,870	2,681
Research and development	12,030	10,730	47,407	43,450
Sales and marketing	15,167	13,857	57,420	59,020
General and administrative	6,487	7,173	24,927	23,800
Amortization of intangible assets	337	458	1,912	1,745
Impairment of purchased technology and intangible assets	—	—	3,263	—

Total costs and operating expenses	44,153	42,086	176,719	164,838

Income (loss) from operations	2,232	5,281	(2,598)	15,294
Interest and other income, net	3,294	2,668	11,723	9,409

Income before income taxes	5,526	7,949	9,125	24,703
Income tax expense	1,087	3,448	2,119	11,222

Net income	$4,439	$4,501	$7,006	$13,481

Earnings per share:
Basic	$0.07	$0.07	$0.10	$0.20
Diluted	$0.06	$0.07	$0.10	$0.20

Weighted average number of common and common equivalent shares outstanding:
Basic	68,291	67,297	67,936	67,005
Diluted	69,620	68,832	69,386	68,792

(1) Stock-based compensation included in:
Cost of revenues — products	$136	$138	$519	$590
Cost of revenues — services	51	52	197	224
Research and development	1,393	1,351	5,243	6,481
Sales and marketing	920	1,684	4,416	7,838
General and administrative	838	544	2,659	2,890

IXIA
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended December 31,
	2007		2006
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues
Total cost of revenues — GAAP	$10,132	21.8%	$9,868	20.9%
Amortization of purchased technology(a)	(1,220)	-2.6%	(1,256)	-2.7%
Stock-based compensation(b)	(187)	-0.4%	(190)	-0.4%

Total cost of revenues — Non-GAAP	$8,725	18.8%	$8,422	17.8%

Operating expenses — GAAP	$34,021	73.3%	$32,218	68.0%
Amortization of intangible assets(a)	(337)	-0.7%	(458)	-1.0%
Stock-based compensation(b)	(3,151)	-6.8%	(3,579)	-7.5%

Operating expenses — Non-GAAP	$30,533	65.8%	$28,181	59.5%

Income from operations — GAAP	$2,232	4.8%	$5,281	11.1%
Effect of reconciling items(c)	4,895	10.6%	5,483	11.6%

Income from operations — Non-GAAP	$7,127	15.4%	$10,764	22.7%

Income tax expense — GAAP	$1,087	2.3%	$3,448	7.2%
Effect of reconciling items(d)	1,643	3.6%	1,072	2.3%

Income tax expense — Non-GAAP	$2,730	5.9%	$4,520	9.5%

Net income — GAAP	$4,439	9.6%	$4,501	9.5%
Effect of reconciling items(e)	3,252	7.0%	4,411	9.3%

Net income — Non-GAAP	$7,691	16.6%	$8,912	18.8%

Diluted earnings per share — GAAP	$0.06		$0.07
Effect of reconciling items(f)	0.05		0.06

Diluted earnings per share — Non-GAAP	$0.11		$0.13

(a)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation and the acquisition of G3 Nova Technologies, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)	This reconciling item represents stock-based compensation expense recognized under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”). As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This adjustment represents the effects of the reconciling items noted in footnotes (a) and (b).

(d)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a) and (b).

(e)	This adjustment represents the effects of the reconciling items noted in footnotes (a) and (b), net of tax.

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a) and (b), net of tax, on a diluted per share basis.

IXIA
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Year ended December 31,
	2007		2006
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues
Total cost of revenues — GAAP	$43,293	24.9%	$36,823	20.4%
Amortization of purchased technology(a)	(5,196)	-3.0%	(4,705)	-2.6%
Impairment of purchased technology(b)	(1,503)	-0.9%	—	—
Stock-based compensation(c)	(716)	-0.4%	(814)	-0.5%

Total cost of revenues — Non-GAAP	$35,878	20.6%	$31,304	17.3%

Operating expenses — GAAP	$133,426	76.6%	$128,015	71.1%
Amortization of intangible assets(a)	(1,912)	-1.1%	(1,745)	-1.0%
Impairment of intangible assets(b)	(1,760)	-1.0%	—	—
Stock-based compensation(c)	(12,318)	-7.1%	(17,209)	-9.5%

Operating expenses — Non-GAAP	$117,436	67.4%	$109,061	60.6%

(Loss) income from operations — GAAP	$(2,598)	-1.5%	$15,294	8.5%
Effect of reconciling items(d)	23,405	13.4%	24,473	13.6%

Income from operations — Non-GAAP	$20,807	11.9%	$39,767	22.1%

Income tax expense — GAAP	$2,119	1.2%	$11,222	6.2%
Effect of reconciling items(e)	8,206	4.7%	6,345	3.5%

Income tax expense — Non-GAAP	$10,325	5.9%	$17,567	9.7%

Net income — GAAP	$7,006	4.0%	$13,481	7.5%
Effect of reconciling items(f)	15,199	8.8%	18,128	10.1%

Net income — Non-GAAP	$22,205	12.8%	$31,609	17.6%

Diluted earnings per share — GAAP	$0.10		$0.20
Effect of reconciling items(g)	0.22		0.26

Diluted earnings per share — Non-GAAP	$0.32		$0.46

(a)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation and the acquisition of G3 Nova Technologies, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)	This reconciling item represents the impairment of purchased technology of $1.5 million and the impairment of certain intangible assets of $1.8 million related to the acquisition of Communication Machinery Corporation in July 2005 and to the acquisition of the mobile video test product line from Dilithium Networks in January 2006.

(c)	This reconciling item represents stock-based compensation expense recognized under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”). As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(d)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b) and (c).

(e)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b) and (c).

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b) and (c), net of tax.

(g)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b) and (c), net of tax, on a diluted per share basis.